Exhibit 10.3

SMAAASH ENTERTAINMENT, INC.

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (this “Agreement”) is made as of December 20, 2018 (“Effective Date”), by and among Smaaash Entertainment, Inc., a Delaware corporation (the “Company”), and Maxim Group LLC (the “Holder”). Capitalized terms used herein but not otherwise defined shall have such meaning as described in the Notes (as defined below).

RECITALS

WHEREAS, the Holder currently holds a Demand Secured Promissory Note originally issued by the Company to the Holder on November 20, 2018 (the “Demand Note”); and

WHEREAS, subject to the terms and conditions set forth herein, the Company and the Holder desire to exchange the Demand Note (the “Exchange”) for a Series A-1 Exchange Convertible Note (the “Series A-1 Note”) and a Series A-2 Exchange Convertible Note (the “Series A-2 Note,” and together with the Series A-1 Note and in the form attached as Exhibit A hereto, the “Notes”), convertible into shares (the “Conversion Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, at the Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

AGREEMENT

SECTION 1.    EXCHANGE AND TERMINATION.

a)           In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Holder agrees to deliver and surrender to the Company for cancellation the Demand Note in exchange for the Notes, and the Company agrees to deliver the Notes to the Holder.

b)           The closing under this Agreement (the “Closing”) shall take place upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof, and in any event within three (3) trading days of the date hereof (the “Closing Date”). At the Closing, (i) the Company shall deliver the Notes to the Holder and (ii) the Demand Note shall automatically be cancelled and shall be null and void.

c)           If the Closing has not occurred by December 27, 2018, this Agreement shall terminate; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties) of their respective obligations hereunder.

d)           As soon as commercially practicable following the Closing Date, the Holder shall deliver to the Company the original Demand Note or a lost note affidavit (in form and substance reasonably acceptable to the Company).

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants as of the date hereof to, and covenants with, the Holder as follows:

a)           Organization and Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in each jurisdiction in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below). “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents (as defined below) or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Exchange Documents. “Exchange Documents” means, collectively, this Agreement, the Notes, the Lock-Up Agreement (as defined below), the Registration Rights Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

b)           Authorization; Corporate Power. Each of the Exchange Documents to which the Company is a party has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) equitable principles generally, including any specific performance), and the Company has the requisite corporate power and authority to execute and deliver the Exchange Documents to which the Company is a party and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder. The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes has been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders.

c)          Issuance and Delivery of the Securities. The issuance of the Notes are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than the maximum number of Conversion Shares issuable pursuant to the Notes (assuming for purposes hereof that (x) such Notes are convertible at the lowest conversion price potentially available for issuance thereunder, (y) interest on the Notes shall accrue through the Maturity Date (as defined in the Notes) of the Notes and (z) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes). The Conversion Shares, when issued in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Lock-up Agreement, in the form attached as Exhibit C hereto, executed by the Holder dated as of the date hereof (the “Lock-up Agreement”).

d)          Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Exchange Documents to which the Company is a party or the issuance of the Notes or the consummation of any other transaction contemplated by this Agreement.

e)           No Default or Violation. The execution and delivery of the Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not (i) result in a breach of or a default under any of the terms or provisions of (A) the Company’s certificate of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound or (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any Governmental Entity (as defined below) having jurisdiction over the Company, or any of its material properties or assets except in the case of clauses (i)(B) or (ii) for any such breaches, defaults or violations which would not have a Material Adverse Effect. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

f)           Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Notes is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

g)          Transfer Taxes. On the date hereof, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Exchange Notes to be exchanged with the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

h)          Securities Act Exemption. The Company confirms that neither the Holder nor anyone acting on behalf of the Holder has paid the Company any commission or remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

SECTION 3.    REPRESENTATIONS and WARRANTIES OF THE HOLDER.

The Holder represents and warrants to and covenants with the Company that:

a)           Valid Existence; Good Standing. The Holder is validly existing and in good standing under the laws of the jurisdiction of its organization.

b)           Authority; Authorization. The Holder has full right, power, authority and capacity to enter into this Agreement, the Registration Rights Agreement, the Lock-up Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Lock-up Agreement. Upon the execution and delivery of this Agreement, the Registration Rights Agreement and the Lock-up Agreement by the Holder, this Agreement, the Registration Rights Agreement and the Lock-up Agreement shall constitute valid and binding obligations of the Holder, enforceable in accordance with its terms (except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by equitable principles generally, including any specific performance).

c)           Title. The Holder owns and holds the entire right, title and interest in and to, and is the record and beneficial owner of, the Demand Note and the Holder owns the Demand Note free and clear of all Liens. There is no restriction affecting the ability of the Holder to transfer the legal and beneficial title and ownership of the Demand Note to the Company.

SECTION 4.    CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to deliver the Notes to the Holder at the Closing shall be subject to the following conditions to the extent not waived by the Company:

a)           Execution and Delivery. The Holder shall have executed and delivered this Agreement, the Registration Rights Agreement and the Lock-up Agreement to the Company.

b)          Covenants. The Holder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

c)           Representations and Warranties. The representations and warranties of the Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date).

SECTION 5.    CONDITIONS TO THE HOLDER’s OBLIGATIONS AT THE CLOSING.

The Holder’s obligation to deliver the Demand Note and accept delivery of the Notes shall be subject to the following conditions to the extent not waived by the Holder:

a)           Execution and Delivery. The Company shall have executed and delivered this Agreement, the Notes and the Registration Rights Agreement to the Holder.

b)          Covenants. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

c)           Representations and Warranties. Each and every representation and warranty of the Company shall be true and correct in all material respects (except for representations and warranties qualified by material or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (except for representations and warranties qualified by material or Material Adverse Effect, which shall be true and correct in all respects) as of such specific date).

d)          The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Conversion Shares and the Notes, including without limitation, those required by the Nasdaq Capital Market for the listing of the Conversion Shares thereon.

e)           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Exchange Documents.

SECTION 6.    NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

a)           if to the Company, to:

Smaaash Entertainment, Inc.
1345 Avenue of the Americas, 15th Floor
New York, NY 10105
Attention: F. Jacob Cherian
E-Mail: fjc@i-amcapital.com

or to such other person at such other place as the Company shall designate to the Holder in writing; and

b)           if to the Holder, at the address as set forth at the end of this Agreement, or at such other address as may have been furnished by the Holder to the Company in writing.

with a copy (for informational purposes only) to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Telephone: (212) 808-7540
Attention: Michael A. Adelstein, Esq.
E-mail: madelstein@kelleydrye.com

SECTION 7.   COVENANTS

a)           No Integration. None of the Company, its subsidiaries, any of their affiliates, or any person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the Notes or the Conversion Shares under the Securities Act or cause any of the transactions contemplated hereby to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.

b)           Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the Conversion Shares upon the principal Nasdaq Capital Market (subject to official notice of issuance) and shall maintain such listing of all the Conversion Shares from time to time issuable under the terms of the Exchange Documents.

c)           Fees. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company (“DTC”) fees relating to or arising out of the transactions contemplated hereby.

d)           Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Notes (and upon conversion of the Notes, the Conversion Shares) may be tacked onto the holding period of the Demand Note, and the Company agrees not to take a position contrary to this Section 7(d). The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) in connection with any resale of any Conversion Shares pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such Exchange Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of Conversion Shares in accordance herewith.

e)           Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

SECTION 8.    MISCELLANEOUS.

a)           Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

b)            Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

c)           Governing Law. This Agreement shall be governed by and construed under the laws of the State of Illinois without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Chicago, Illinois for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

d)           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

e)           Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder, including, without limitation, by way of a Fundamental Transaction (as defined in the Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). The Holder may assign some or all of its rights hereunder in connection with any transfer of any of its Notes or Conversion Shares without the consent of the Company, in which event such assignee shall be deemed to be the Holder hereunder with respect to such assigned rights.

f)            Entire Agreement; Amendments. This Agreement and other Exchange Documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

g)           Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive the closing of the transactions contemplated hereby and the exchange and delivery of the Demand Note and the Notes.

h)           Indemnification.

(i)           In consideration of the Holder’s execution and delivery of the Exchange Documents and consummation of the Exchange and in addition to all of the Company’s other obligations under the Exchange Documents, the Company shall defend, protect, indemnify and hold harmless the Holder and each holder of any Notes and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any of its subsidiaries in any of the Exchange Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any of its Subsidiaries contained in any of the Exchange Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Exchange Documents, or (B) the status of the Holder or holder of the Notes either as an investor in the Company pursuant to the transactions contemplated by the Exchange Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)          Promptly after receipt by an Indemnitee under this Section 8(h) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 8(h), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (A) the Company has agreed in writing to pay such fees and expenses; (B) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (C) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for the Indemnitees. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 8(h), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii)         The indemnification required by this Section 8(h) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days after bills are received or Indemnified Liabilities are incurred subject to the delivery by the applicable Indemnitees to the Company of an undertaking that such Indemnitees will return such amounts if it is determined that they are not entitled to indemnification under this Section 8(h) with respect to the applicable matter.

(iv)         The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

i)           Most Favored Nation. The Company hereby represents and warrants as of the date hereof (and covenants and agrees that at any time the Notes remain outstanding) any direct, or indirect, agreement or other arrangement between the Company and any of Jed Kaplan, Simplicity Esports, LLC and each of the equity holders of Simplicity Esports, LLC (including without limitation the Acquisition Transaction) (each, a “Simplicity Party”) shall not include any resets, antidilution rights, other adjustments to conversion prices or exercise prices, exchange rights, registration rights, lock-up restrictions or reduction of any lock-up restrictions, as applicable, that is, is or will be more favorable to such Simplicity Party than those of the Holder in any applicable Exchange Document (each such agreement or arrangement, a “Simplicity Document”). If, and whenever on or after the date hereof, the Company enters into a Simplicity Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of the applicable Exchange Documents shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Simplicity Document. Notwithstanding the foregoing, upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in the applicable Exchange Document shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 8(i) shall apply similarly and equally to each Settlement Document.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SMAAASH ENTERTAINMENT, INC.

By:	/s/ F. Jacob Cherian
Name:	/s/ F. Jacob Cherian
Title:	Chief Executive Officer

HOLDER:

MAXIM GROUP LLC

By:	/s/ Clifford Teller
Name:	Clifford Teller
Title:	Executive Managing Director of Investment Banking

HOLDER SIGNATURE PAGE TO

GEVO WARRANT EXCHANGE AGREEMENT